U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2009
Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9924 (Commission File Number)	52-1568099 (IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)
(212) 559-1000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K
Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01 Other Events.
     On December 23, 2009, Citigroup announced that it had completed the previously announced repayment of $20 billion invested in the company by the U.S. government through the Troubled Asset Relief Program (TARP) and terminated the loss-sharing agreement with the government. The repayment of the TARP trust preferred securities and termination of the loss-sharing agreement follow the successful completion of securities offerings in which Citigroup raised $20.5 billion, including $17 billion in common shares and $3.5 billion in tangible equity units.
     Copies of the material documents and the press release related to the above transactions are being filed as exhibits to this Form 8-K and each is incorporated herein by reference in its entirety.
     Exhibit 99.1 includes the Tier 1 Common Ratio, which is a non-GAAP financial measure. A reconciliation of Tier 1 Common to Citigroup’s Common Stockholders’ Equity, and the Tier 1 Common Ratio to Citigroup’s Tier 1 Capital Ratio is included below.
     Tier 1 Common and the Tier 1 Common Ratio were developed by the Banking Regulators. Tier 1 Common is defined as Tier 1 Capital less non-common elements including qualifying perpetual preferred stock, qualifying noncontrolling interests in subsidiaries and qualifying mandatorily redeemable securities of subsidiary trusts.

September 30,
In millions of dollars, except ratios	2009

Tier 1 Common
Citigroup common stockholders’ equity	$140,530
Less: Net unrealized losses on securities available-for-sale, net of tax	(4,242)
Less: Accumulated net losses on cash flow hedges, net of tax	(4,177)
Less: Pension liability adjustment, net of tax	(2,619)
Less: Cumulative effect included in fair value of financial liabilities attributable to the change in own credit worthiness, net of tax	1,862
Less: Disallowed deferred tax assets	21,917
Less: Intangible assets:
Goodwill	26,436
Other disallowed intangible assets	10,179
Other	(892)

Total Tier 1 Common	$90,282

Qualifying perpetual preferred stock	$312
Qualifying mandatorily redeemable securities of subsidiary trusts	34,403
Qualifying Noncontrolling interests in subsidiaries	1,288

Total Tier 1 Capital	$126,285

Risk-Weighted Assets under Federal Reserve Board Capital Regulatory Guidelines (RWA)	$989,711

Tier 1 Capital Ratio (Total Tier 1 Capital / RWA)	12.8%

Tier 1 Common Ratio (Total Tier 1 Common / RWA)	9.1%
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number
1.1
Underwriting Agreement, dated December 16, 2009 between Citigroup Inc. and the several underwriters named therein, relating to the offer and sale of shares of common stock, par value $0.01 per share, of Citigroup Inc.

1.2
Underwriting Agreement, dated December 16, 2009 between Citigroup Inc. and the underwriters named therein, relating to the offer and sale of units of Tangible Dividend Enhanced Common Stock, of Citigroup Inc.

4.1	Seventh Supplemental Indenture, dated December 22, 2009, between Citigroup Inc. and The Bank of New York Mellon, as trustee

4.2
Purchase Contract Agreement, dated December 22, 2009, among Citigroup Inc., The Bank of New York Mellon, as purchase contract agent, and The Bank of New York Mellon, as trustee under the Indenture referred to in Exhibit 4.1 above

4.3	Form of Unit (included as Exhibit A in Exhibit 4.2 above)

4.4	Form of Note (included as Exhibit A in Exhibit 4.1 above)

4.5	Form of Purchase Contract (included as Exhibit B in Exhibit 4.2 above)

10.1
Termination Agreement, dated December 23, 2009, among Citigroup Inc., certain affiliates of Citigroup Inc., the U.S. Department of the Treasury, The Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York

99.1	Press Release, dated December 23, 2009, issued by Citigroup Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009	CITIGROUP INC.
	By:	/s/ Michael S. Helfer
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
1.1
Underwriting Agreement, dated December 16, 2009 between Citigroup Inc. and the several underwriters named therein, relating to the offer and sale of shares of common stock, par value $0.01 per share, of Citigroup Inc.

1.2
Underwriting Agreement, dated December 16, 2009 between Citigroup Inc. and the underwriters named therein, relating to the offer and sale of units of Tangible Dividend Enhanced Common Stock, of Citigroup Inc.

4.1	Seventh Supplemental Indenture, dated December 22, 2009, between Citigroup Inc. and The Bank of New York Mellon, as trustee

4.2
Purchase Contract Agreement, dated December 22, 2009, among Citigroup Inc., The Bank of New York Mellon, as purchase contract agent, and The Bank of New York Mellon, as trustee under the Indenture referred to in Exhibit 4.1 above

4.3	Form of Unit (included as Exhibit A in Exhibit 4.2 above)

4.4	Form of Note (included as Exhibit A in Exhibit 4.1 above)

4.5	Form of Purchase Contract (included as Exhibit B in Exhibit 4.2 above)

10.1
Termination Agreement, dated December 23, 2009, among Citigroup Inc., certain affiliates of Citigroup Inc., the U.S. Department of the Treasury, The Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York

99.1	Press Release, dated December 23, 2009, issued by Citigroup Inc.